Exhibit 8.1

Dykema Gossett PLLC 111 E Kilbourn Ave Suite 1050 Milwaukee, WI 53202 Tel: (414) 488-7300 www.dykema.com

May 13, 2024

PowerUp Acquisition Corp.

188 Grand Street, Unit #195

New York, NY 10013

Re:	PowerUp Acquisition Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as U.S. tax counsel to PowerUp Acquisition Corp., a Cayman Islands exempted company (“PAC”), in connection with the preparation and filing of a registration statement on Form S-4, originally filed with the U.S. Securities and Exchange Commission on January 26, 2024, 2024 (File No. 333-276727) (as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended, the “Act”) (such Registration Statement, as amended or supplemented, and together with the proxy statement/prospectus filed therewith, is hereafter referred to as, the “Registration Statement”), relating to the transactions contemplated by that certain Agreement and Plan of Merger, dated December 26, 2023 (as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), among PAC, PowerUp Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of PAC (“Merger Sub”), and Visiox Pharmaceuticals, Inc., a Delaware corporation (the “Company”) (such transaction, the “Business Combination”). Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the tax consequences of the transactions described in the discussion of the Business Combination as set forth in the section entitled “U.S. Federal Income Tax Considerations” in the Registration Statement. In providing this opinion, we have assumed (with your permission and without any independent investigation or review thereof) the following:

●	All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination.

●	All factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement, any representation letters provided to us by any party to the Business Combination Agreement, and any agreements or documents referenced in the foregoing or otherwise related to the Business Combination (the “Transaction Documents”) are true, correct, and complete at all times until the Closing, in each case, without regard to any qualification as to knowledge, belief, or otherwise.

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PowerUp Acquisition Corp.

May 13, 2024

●	The description of the Business Combination in the Registration Statement is accurate, the Business Combination will be consummated in accordance with such description and with the Transaction Documents, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Transaction Documents.

●	The Transaction Documents and the Registration Statement represent the entire understanding of the parties to the Business Combination Agreement with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than the Transaction Documents, and no material terms and conditions thereof have been or will be waived or modified.

●	The statements and representations made by PAC in its officer’s certificate (the “Officer’s Certificate”) delivered to us for purposes of this opinion are true, correct, and complete as of the date hereof and will remain true, correct, and complete at all times up to and including the Effective Time.

●	Any such statements and representations made in the Officer’s Certificate “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification.

●	PAC, Merger Sub, and the Company will treat the Domestication and Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below.

If any of the above described assumptions are untrue for any reason or if the Domestication or Merger is consummated in a manner that is different from the manner described in the Business Combination Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

This opinion is based on facts and circumstances existing on the date hereof. This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury Department, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service (the “IRS”), in each case, as in effect and existing at the date of this opinion. Statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change made after the date of this opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing this opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any matter other than as required by Item 601(b)(8) of Regulation S-K and as expressly provided herein.

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PowerUp Acquisition Corp.

May 13, 2024

The U.S. federal income tax consequences of the Business Combination are complex and are subject to varying interpretations. Our opinion is not binding on the IRS and there is no assurance or guarantee the IRS will agree with our conclusions. Indeed, the IRS may challenge one or more of the conclusions contained herein and may take a position that is inconsistent with the views expressed herein. There is no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” we are of the opinion that, for current United States federal income tax purposes, (i) the Domestication will qualify as a “reorganization” within the meaning of section 368(a) of the Code, and (ii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and an exchange described in Section 351(a). We express no opinion on the potential U.S. federal income tax consequences of the Domestication pursuant to section 367 of the Code or the passive foreign investment company rules.

This opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local, or non-U.S. income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Domestication or Merger. Moreover, this opinion does not address the applicability of Section 367 of the Code to the Domestication or any matter arising under the “passive foreign investment company” rules of the Code. This opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the IRS or a court will agree with this opinion.

This opinion expressed herein is being furnished solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dykema Gossett, PLLC

DYKEMA GOSSETT PLLC

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